Consent of Independent Registered Public Accounting Firm
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The board and shareholders
AXP Variable Portfolio - Investment Series, Inc.:
     RiverSource Variable Portfolio - Emerging Markets Fund
     RiverSource Variable Portfolio - Growth Fund
     RiverSource Variable Portfolio - International Opportunity Fund RiverSource Variable Portfolio - Large Cap Equity Fund
     RiverSource Variable Portfolio - Large Cap Value Fund
     RiverSource Variable Portfolio - Mid Cap Growth Fund
     RiverSource Variable Portfolio - Mid Cap Value Fund
     RiverSource Variable Portfolio - New Dimensions Fund
     RiverSource Variable Portfolio - S&P 500 Index Fund
     RiverSource Variable Portfolio - Small Cap Advantage Fund
     RiverSource Variable Portfolio - Strategy Aggressive Fund


We consent to the use of our reports included herein and to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Registered Public Accounting Firm" in Part B of the Registration Statement.



/s/ KPMG LLP
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    KPMG LLP
    Minneapolis, Minnesota
    October 26, 2005